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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of JDN Realty Corporation for the registration of 248,000 shares of its common stock and to the incorporation by reference therein of our report dated March 29, 2001, with respect to the consolidated financial statements and schedules of JDN Realty Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Atlanta, Georgia
January 30, 2002